Exhibit 4.1

Wisconsin Power and Light Company

OFFICERS’ CERTIFICATE

Dated as of April 2, 2020

Setting Forth Terms of a Series of Debt Securities

3.650% Debentures due 2050

Pursuant to the Indenture
Dated as of June 20, 1997

OFFICERS’ CERTIFICATE
April 2, 2020
The undersigned, the Vice President and Treasurer and the Assistant Treasurer of Wisconsin Power and Light Company, a Wisconsin corporation (the “Company”), hereby certify as provided below pursuant to Section 2.01 of the Indenture, dated as of June 20, 1997 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, successor, as Trustee (the “Trustee”). This Officers’ Certificate, dated April 2, 2020, is delivered, pursuant to authority granted to the undersigned by resolutions adopted on October 29, 2019 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.
1.The Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the Indenture through one or more Officers’ Certificates, and pursuant to such authorization and in accordance with the Indenture this Officers’ Certificate is being delivered to the Trustee to establish the terms of a series of Securities as set forth therein and herein.
2.The title of the Securities shall be “3.650% Debentures due 2050” (herein called the “Debentures”).
3.The aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture shall be $350,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures as provided in Sections 2.07, 2.08, 2.13 or 9.06 of the Indenture and except for Debentures which, pursuant to Section 2.02 of the Indenture, are deemed never to have been authenticated and delivered thereunder. Notwithstanding the foregoing limit on the aggregate principal amount of the Debentures, the Debentures may be reopened in accordance with Section 2.01 of the Indenture.
4.Subject to earlier redemption, the principal of the Debentures shall be payable in U.S. dollars on April 1, 2050.
5.The Debentures shall bear interest at the rate of 3.650% per annum; such interest shall accrue from April 2, 2020 (or from the most recent interest payment date to which interest on the Debentures has been paid or provided for); the interest payment dates on which such interest shall be payable shall be April 1 and October 1 in each year, commencing October 1, 2020; the regular record dates for the determination of Holders to whom interest is payable shall be the fifteenth calendar day (whether or not a Business Day) before each interest payment date. Interest on the Debentures shall be payable in U.S. dollars.
6.Pursuant to the Indenture, the Trustee has been appointed as the Registrar for the Debentures. The Trustee is hereby further appointed as the initial Paying Agent and Transfer Agent of the Debentures. The principal of and interest on the Debentures shall be payable at the office of the Paying Agent, which shall initially be located in Minneapolis, Minnesota. The transferor of any Debenture shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

7.The Debentures shall not be subject to any sinking fund and shall not be repurchasable or redeemable at the option of a Holder. The Debentures shall be issuable as Registered Securities and shall not be exchangeable for Bearer Securities.
8.At any time or from time to time prior to October 1, 2049 (six months prior to maturity) (the “Par Call Date”), the Debentures shall be redeemable as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum, as determined by the Independent Investment Banker and delivered to the Trustee, of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Debentures matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus in each case accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, however, that installments of interest on Debentures due on an interest payment date which occurs on or before any redemption date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the record date immediately preceding such interest payment date.
9.At any time on or after the Par Call Date, the Debentures will be redeemable as a whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that installments of interest on Debentures due on an interest payment date which occurs on or before any redemption date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the record date immediately preceding such interest payment date.
10.The terms defined below shall, for all purposes of the Debentures under the Indenture and this Officers’ Certificate, have the meanings specified, unless the context clearly otherwise requires or unless otherwise indicated:
“Business Day” means any day other than Saturday, Sunday or a day on which Federal or State banking institutions in the city of the office of the Paying Agent is maintained are authorized or obligated by law, executive order or regulation to close.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Debentures (assuming for this purpose that the Debentures matured on the applicable Par Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Debentures.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealer” means (i) BofA Securities, Inc. and its successors (or a primary U.S. Government securities dealer located in the United States (a “Primary Treasury Dealer”) selected by BofA Securities, Inc. or one of its affiliates), (ii) J.P. Morgan Securities LLC and its successors (or a Primary Treasury Dealer selected by J.P. Morgan Securities LLC or one of its affiliates), (iii) Wells Fargo Securities, LLC and its successors (or a Primary Treasury Dealer selected by Wells Fargo Securities, LLC or one of its affiliates), and (iv) one Primary Treasury Dealer selected by the Company, and such Primary Treasury Dealers’ respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealers at 3:30 p.m. New York time on the third Business Day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
11.Section 4.07 of the Indenture shall apply to the Debentures.
12.Defeasance and covenant defeasance under Article 8 of the Indenture shall be applicable to the Debentures.
13.The Debentures shall initially be issued in whole in the form of one or more global Securities. The Depository Trust Company (“DTC”), a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall initially serve as the depositary for such global Security or Securities. For so long as DTC shall be the depositary, all Debentures shall be registered in its name or in the name of a nominee thereof. While the Debentures are evidenced by one or more global Securities, the depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or the obligation to the depositary’s participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Debentures or notices given under the Indenture. The global Security or Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary. The Debentures shall not have the Company's seal reproduced on them.

14.Except as hereinafter described, Debentures in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of global Securities, any Event of Default has occurred and is continuing or DTC is at any time unwilling, unable or ineligible to continue as depositary, and a successor depositary is not appointed by the Company within 90 days, the Company shall issue individual Debentures in certificated form to owners of “book-entry” ownership interests in exchange for the Debentures held by DTC or its nominee, as the case may be. In such instance, an owner of a “book-entry” ownership interest will be entitled to physical delivery of certificates equal in principal amount to such “book-entry” ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In connection with any proposed exchange of a certificated Debenture for a global Security, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
15.Additional terms regarding the Debentures are as set forth in the form of the Debentures set forth below.
16.The form of the Debentures shall be substantially as follows:

This Debenture is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee of a depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the depositary or its nominee only in the limited circumstances described in the Indenture and/or the Officers’ Certificate establishing the Debentures and may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary.
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-1	$350,000,000
WISCONSIN POWER AND LIGHT COMPANY
3.650% Debentures due 2050
CUSIP 976826 BN6; ISIN: US976826BN62
WISCONSIN POWER AND LIGHT COMPANY
promises to pay to Cede & Co.
or registered assigns
the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS on April 1, 2050
Interest Payment Dates: April 1 and October 1
Dated: April 2, 2020

WELLS FARGO BANK, NATIONAL ASSOCIATION	WISCONSIN POWER AND LIGHT COMPANY
Trustee, Transfer Agent and Paying Agent
By:
Name: Barbara Tormaschy
Date Authenticated:		Title:Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION
Registrar
By:
Name:Neil M. Krebsbach
Title: Assistant Treasurer
By:
Authorized Signatory

WISCONSIN POWER AND LIGHT COMPANY
3.650% Debentures due 2050
Interest. Wisconsin Power and Light Company (the “Company”), a Wisconsin corporation, promises to pay interest on the principal amount of this Security (as defined herein) at the rate per annum shown above. The Company will pay interest semi-annually in arrears, on April 1 and October 1 of each year, commencing October 1, 2020. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 2, 2020. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Record Date. The interest payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Debenture is registered at the close of business, on the regular record date for such interest, which shall be on the fifteenth calendar day (whether or not a Business Day) before each interest payment date.
Method of Payment. The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.
Securities Agents. Initially, Wells Fargo Bank National Association will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.
Indenture. The Company issued the securities of this series (individually a “Security” and collectively the “Securities”) under an Indenture, dated as of June 20, 1997 (the “Indenture”), between the Company and Wells Fargo Bank National Association, successor, as Trustee (the “Trustee”). The terms of the Securities include those stated in the Indenture and in the Officers’ Certificate establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. Securityholders are referred to the Indenture, the above-referenced Officers’ Certificate and such Act for a statement of such terms.
Maturity; Redemption. The principal on the Securities shall be payable on April 1, 2050. At any time or from time to time prior to October 1, 2049 (six months prior to their maturity) (the “Par Call Date”), the Securities shall be redeemable as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum, as determined by the Independent Investment Banker and delivered to the Trustee, of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus in each case accrued and unpaid interest, if any, to, but excluding the date of redemption.

At any time on or after the Par Call Date, the Securities shall be redeemable as a whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Notice of Redemption. Notice of redemption will be mailed or sent at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.
Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.
Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.
Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of not less than a majority in aggregate principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.
Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Securityholder in any material respect; to provide for assumption of Company obligations to Securityholders; or to make any change that does not adversely affect the rights of any Securityholder in any material respect.
Restrictive Covenants. The Securities are unsecured general obligations of the Company limited to $350,000,000 principal amount; provided, however, that the Securities may be reopened for issuance of additional Securities in accordance with Section 2.01 of the Indenture. The Indenture does not limit other unsecured debt. Section 4.07 of the Indenture, which limits certain mortgages and other liens, will apply with respect to the Securities. The limitations are subject to a number of important qualifications and exceptions.
Successors. When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.
Defeasance Prior to Maturity. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

Defaults and Remedies. An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.
Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.
No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
Authentication. This Security shall not be valid until authenticated by a manual signature of the Registrar.
Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).
The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Officers’ Certificate, which contains the text of this Security. Requests may be made to: Corporate Secretary, Wisconsin Power and Light Company, 4902 North Biltmore Lane, Madison, Wisconsin 53718.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to _______________________________________________________
______________________________________________________________________________________________________
______________________________________________________________________________________________________
______________________________________________________________________________________________________
______________________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. no.)
and irrevocably appoint                                                                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ,	Your signature: __________________________________
_______________________________________________

(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:
_______________________________________________________

IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.

/s/ Barbara Tormaschy
Name:    Barbara Tormaschy
Title:    Vice President and Treasurer
/s/ Neil M. Krebsbach
Name:    Neil M. Krebsbach
Title:    Assistant Treasurer

[Signature Page to WPL Officers’ Certificate Pursuant to the Indenture]